SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                               AMENDMENT NO. 1 TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                            International Tech. Corp.
                 (Name of small business issuer in its charter)

            Nevada                   4595                        95-4811167
   (State of Incorporation) (Primary Standard Industrial   (I.R.S. Employer
                             Classification Code Number)     Identification
                                                                Number)
                          341 Promontory Drive West
                           Newport Beach, CA 92660

        (Address and telephone number of principal executive offices)
                           --------------------------
                          341 Promontory Drive West
                           Newport Beach, CA 92660
               Telephone: 949-675-7909     Facsimile: 949-675-1697

                  (Address of principal place of business or
                    intended principal place of business)
                                KENNETH G. EADE
                               Attorney at Law
                          827 State Street, Suite 14
                              Santa Barbara, CA 93101
                              (805)560-9828 (PHONE)
                            (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)
                           --------------------------

                                 COPIES TO:

                               KENNETH G. EADE
                               Attorney at Law
                          827 State Street, Suite 14
                              Santa Barbara, CA 93101
                              (805)560-9828 (PHONE)
                            (805) 560-3608 (TELECOPY)
                           --------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                       -------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /      /
                         -------------

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /

    This offering will be commenced promptly, and is a continuous offering, and is subject to Rule 415 of the Securities Act of 1933.

                               -------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                    CALCULATION OF REGISTRATION FEE
<F>
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
TITLE OF EACH               DOLLAR               PROPOSED      PROPOSED          AMOUNT OF
CLASS OF SECURITIES         AMOUNT TO MAXIMUM    AGGREGATE     MAX. AGGREGATE    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------

common stock, .001 par     $2,000,000              $1.00        $2,000,000            $528
-----------------------------------------------------------------------------------------------------

Total                      $2,000,000              $1.00        $2,000,000             $528
-----------------------------------------------------------------------------------------------------

                                       DATED: ____________________, 2001


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING
TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO
BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR
SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH
STATE.




[CAPTION]
                                  PROSPECTUS
                            International Tech. Corp.
                        2,000,000 shares of common stock


Up to 2,000,000 of the shares of common stock offered hereby are being sold by International Tech. Corp. This is International's initial public offering.
    There is no minimum contingency and no escrow or impound, and the proceeds may be utilized by International in its discretion. International
    's common stock is not currently listed or quoted on any quotation medium.
There can be     no guarantee      that     International     's common stock
will ever be quoted on any quotation medium or that any market for
International     's stock will ever develop. The offering will terminate 12 months from the date of this prospectus.

                            ------------------------

    The common stock offered hereby is speculative and involves a high degree of risk and substantial dilution. See "Risk Factors" on page 5 of this prospectus.

                             ---------------------

    These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                     PRICE              UNDERWRITING            PROCEEDS
                     TO                 DISCOUNTS AND           TO
                     PUBLIC             COMMISSIONS             COMPANY*
                     ------             -------------           --------

Per Share........   $ 1.00                $    0                $ 1.00
Total ...........   $ 2,000,000           $    0                $2,000,000

* Before deducting expenses payable by

    International     , estimated at
approximately $5,500. This offering is self-underwritten, so     International
is not obligated to pay commissions or fees on the sales of any of the shares.


                                   ____________________, 2001

                              TABLE OF CONTENTS

                                                              PAGE
                                                           ---------


Prospectus Summary....................................        1
Risk Factors..........................................        3
               International      is a development stage
           company with no operating history..........        3
           Intense competition........................        3
           Terms of offering-no minimum contingency...        4
           Related party transactions and possible
           conflicts of interest......................        4
           Dilution...................................        4
           New industry; uncertainty of market acceptance..   4
Use of Proceeds.......................................        5
Dividend Policy.......................................        5
Price Range of Securities.............................        6
Capitalization........................................        6
Dilution..............................................        6
Selected Financial Data...............................        7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..........................................        8
Business..............................................        8
Management............................................       12
Certain Transactions..................................       13
Principal Stockholders................................       13
Description of Securities.............................       14
shares Eligible for Future Sale.......................       15
Underwriting..........................................       15
Legal Matters.........................................       15
Experts...............................................       16
Index to Financial Statements.........................       16

                             ------------------------

                               PROSPECTUS SUMMARY
CORPORATE BACKGROUND

International Tech. Corp. ("    International     ") was incorporated in the
State of Nevada, on December 30, 1997.     International      is a development
stage corporation, which has not yet begun its planned operations of engaging
in the business of toxic waste disposal. There can be     no guarantee
that     International     's common stock will ever develop a market.
Shares offered by this prospectus will be sold by the officers and directors of International in a self-underwritten offering, without the use of any broker-dealers. Our principal executive offices are located at 341 Promontory Drive W., Newport Beach, California 92660, and our telephone number is (949) 675-7909.

                                THE TECHNOLOGY

    International      intends to     use a portable waste disposal system
which uses heat to convert hazardous waste to harmless material and hot exhaust
gases. Our system      is not an incinerator. Rather than burning waste, the
system , using heat, converts organic waste to harmless material at temperatures in excess of 1200 degrees Fahrenheit. The hot gases produced may
be used for a variety of applications, including     the production of
electrical power     . Emissions     from our system will      meet all the
standards set by the United States Environmental Protection Agency. There is no smoke, odor, or soot.

The system is transportable, which means that it can be moved from one customer to another.

                               THE OFFERING

common stock Offered.........................  Up to 2,000,000 shares common stock Outstanding after the
  offering...................................  5,000,000 shares(1)

Use of Proceeds..............................  Working capital

Symbol.......................................  None

Risk Factors.................................  The shares of common stock offered
                                               hereby involve a high degree of
                                               risk and immediate substantial
                                               dilution See"Risk Factors"

Term of offering.............................12 months from date of prospectus
                                             ---------------------------------

(1) Figures are based on the current outstanding shares of 3,000,000.

                           SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to December 31, 2000 and the consolidated balance sheet data
at December 31, 2000 come from     International     's audited Consolidated
Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to December 31, 2000 come
from     International     's audited financial statements for those years,
which are  included in this Prospectus. These statements include all
adjustments that     International      considers necessary for a fair
presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended 2000 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:
                                                          December 31, 2000
                                                        ----------------
Assets: ............................................      $ 2,500
                                                          =======
Stockholders' Equity:
  common stock, Par value $.001
    Authorized 30,000,000 shares,
    Issued 3,000,000 shares at August 1,
    2000 ..................................                 3,000
                                                           -------

     Total Stockholders' Equity ....................       $ 2,500
                                                           -------
      Total Liabilities and
       Stockholders' Equity ........................       $ 2,500
                                                           =======

STATEMENT OF OPERATIONS DATA:                                          Cumulative
                                                                       Since
                                                                       inception
                                                 Period ended          of
                                                 August 1,2000         Development
                                                                       Stage
                                                 -------------         ------------
Revenues: ..................................     $  --                $   --
General and administrative Expenses: .......        --                    --
                                                  -----                  -----
     Net income (loss)......................     $  --                    --
                                                  -----                  -----
Loss per share .............................     $   --               $    -
                                                  =====                  =====

                                  RISK FACTORS

    Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the other information appearing in the prospectus.

We are a development stage company with no experience, which makes evaluation of our prospects difficult.

This makes it difficult to evaluate its future performance and prospects.
International's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition.
Since inception, International has incurred losses.

If we are not successful in raising at least $500,000 in the next twelve months, investors may lose their entire investment.

If we are unsuccessful in raising at least $500,000 from this offering for our operations during the next twelve months, we will be unable to pay our minimum operating expenses, and, unless we have financial contributions from our principal, we will be forced to temporarily or permanently cease our operations. This may result in investors losing their entire investment.

We will need additional capital to fund our expected needs for working capital and capital expenditures.

We require substantial capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect that the net proceeds of this offering will be sufficient to meet our expected needs for working capital and capital expenditures for at least the next 12 months. However, we may need to raise additional funds prior to the end of this period, and, if additional capital is required, we expect to attempt to sell additional shares though private placements of our stock. If we raise future capital in private offerings, depending on the terms of the private offerings, it may dilute the holdings of investors who purchase our shares in this offering beyond the dilution figures we have presented in this prospectus. We cannot be certain that additional financing will be available to us when required on favorable terms or at all. Our inability to obtain adequate capital would limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business.

There is no escrow of any funds in this offering, and any funds may be used by us in our discretion.

There is no minimum contingency or escrow of any funds received by us in this offering, and any funds received may be utilized by us for any corporate purpose as the funds are received. There will be no escrow of any of the proceeds of this offering.




There is no established market for our stock and investors may not be able to sell their shares in the future.

There is no established market for our common stock and there can be no assurance that a market will develop. If no market is developed, then it will be difficult for investors to eventually sell their shares and recover their investment.

The competition we face from both large and small solid waster service companies may result in lost revenues.

    The solid waste services industry in the United States is highly competitive and fragmented and requires substantial labor and capital resources. We will compete with large, national solid waste services companies, as well as smaller regional solid waste services companies of varying sizes and resources, some of which are better capitalized, have greater name recognition or are able to provide services at a lower cost than us. We also compete with counties, municipalities and solid waste districts that maintain their own waste collection and disposal operations. Public sector operators may have financial advantages over us because of their access to user fees and similar charges, tax revenues and tax-exempt financing.

  Waste reduction programs may reduce the volume of waste available for disposal, which may affect our potential success.

    Waste reduction programs may reduce the volume of waste available for collection in some areas where we operate and therefore our revenue in those areas. This loss of revenue, if not replaced, could result in lower earnings and a decline in the market price of our common stock. Some areas in which we operate offer alternatives to landfill disposal, such as recycling, composting and incineration. In addition, state, provincial and local authorities increasingly mandate recycling and waste reduction at the source and prohibit the disposal of certain types of wastes, such as yard wastes, at landfills.

   We are subject to changing environmental regulation, which may make it difficult for us to obtain or maintain permits and approvals which we may need to operate.

    We are subject to evolving environmental and land use laws and regulations in the United States. The enactment of additional regulations or the more stringent enforcement of existing regulations could materially and adversely affect our business and financial condition. To own and operate solid waste facilities, we must obtain and maintain licenses or permits, as well as zoning, environmental and/or other land use approvals. It has become increasingly difficult, costly and time-consuming to obtain required permits and approvals to build, operate and expand solid waste management facilities, including landfills and transfer stations. The process often takes several years, requires numerous hearings and compliance with zoning, environmental and other requirements and is resisted by citizen, public interest or other groups. We may not be able to obtain and maintain the permits and approvals we need to own, operate or expand solid waste facilities.



Canada and the United States impose stringent controls on the design, operation, closure and post-closure care of solid waste facilities, which could require us to undertake investigatory or remedial activities, curtail operations or close a facility temporarily or permanently. In the future, we may be required to modify, supplement or replace equipment or facilities at substantial costs.

We may have potential environmental liability, which may result in substantial costs to us.

    We are subject to liability for environmental damage at facilities on which we will operate our disposal system that we own or operate, including damage to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, and especially drinking water and the costs of this liability can be very substantial. An uninsured claim against us, if successful and of sufficient magnitude, could increase our costs and liabilities to an unacceptable level. Our potential liability may include damage resulting from conditions existing before we purchased or operated these facilities. We may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances that we or our predecessors arranged to transport, treat or dispose of at other locations.

    In addition, we may be held legally responsible for liabilities as a successor owner of businesses that we acquire or have acquired. These businesses may have liabilities that we fail or are unable to discover, including liabilities arising from noncompliance with environmental laws by prior owners.

                                USE OF PROCEEDS

The net proceeds to     International      from the sale of the shares of
common stock offered hereby are estimated to be approximately $2,000,000.
International      intends to use these proceeds for web site promotion,
working capital and general corporate purposes, as follows:

Use                               Amount

offering expenses                $    5,500
    construction of system          300,000
Working capital                  $1,694,450
                                 ----------
Total:                           $2,000,000

    The following table shows

    International     's use of proceeds if 10%,
25%, 50%, and/or 75%of the shares are sold.   Further, there can be     no
guarantee      that any shares will be sold in this offering.







                                 10%       25%         50%          75%
                                 ---       -----     ------       -------
offering expenses           $   5,500   $  5,500    $  5,500    $   5,500
construction of system              0    494,500     500,000      500,000
Working capital               194,500          0     494,500    1,494,500
                              --------   -------   --------     ---------
Totals:                     $ 200,000   $500,000  $1,000,000   $1,500,000

The allocation of the net proceeds of the offering set forth above represents
    International     's best estimates based upon its current plans and
certain assumptions regarding industry and general economic conditions and
International     's future revenues and expenditures. If any of these factors
change,     International      may find it necessary or advisable to reallocate
some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

There can be     no guarantee      that     International      will raise any
proceeds at all from this offering.      Proceeds allocated to working capital
will be used for office overhead, rent, supplies, utilities, advertising or promotion, construction of new systems, operating costs, and the hiring of any new personnel.
                              DIVIDEND POLICY

    International      has never declared or paid cash dividends on its capital
stock.     International      currently intends to retain earnings, if any, to
finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                           PRICE RANGE OF SECURITIES

    International     's common stock is not listed or quoted at the present
time, and there is no present public market for     International     's common
stock.     The offering price  has been arbitrarily determined.
International      has obtained a market maker who has agreed to file an
application for     International     's securities to be quoted on the
over-the-counter bulletin board,      upon the effectiveness of this
Registration Statement, but the obtaining of a quotation is subject to NASD
approval, and there can be     no guarantee      that     International     's
stock will be quoted on the Bulletin Board. Thus, there can be     no guarantee
     that the NASD will accept     International     's market maker's
application on Form 211. Therefore, there can be     no guarantee      that a
public market for     International     's common stock will ever develop.






                                  DILUTION

As of December 31, 2000,     International     's net tangible book value was
$0, or $0 per share of common stock. Net tangible book value is the aggregate
amount of     International     's tangible assets less its total liabilities.
Net tangible book value per share represents     International     's total
tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 2,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,500),
International     's net tangible book value as of the closing of this offering would increase from $0 to $.40 per share. This represents an immediate increase in the net tangible book value of $.40 per share to current shareholders, and immediate dilution of $.60 per share to new investors, as illustrated in the following table:



Public offering price per
share of common stock..............................................$1.00
Net tangible book value per share before offering..................$0
Increase per share attributable to new investors...................$ .40
Net tangible book value per share after offering...................$ .40
Dilution per share to new investors................................$ .60
Percentage dilution................................................ 60%

     The following assumes the sale of 500,000 shares of common stock. As of December 31, 2000,

    International     's net tangible book value was $0, or
$0 per share of common stock. Net tangible book value is the aggregate amount
of     International     's tangible assets less its total liabilities. Net
tangible book value per share represents     International     's total
tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 500,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,500),
International     's net tangible book value as of the closing of this offering would increase from $0 to $.20 per share. This represents an immediate increase in the net tangible book value of $.20 per share to current shareholders, and immediate dilution of $.80 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock..............................................$1.00
Net tangible book value per share before offering..................$0
Increase per share attributable to new investors...................$ .20
Net tangible book value per share after offering...................$ .20
Dilution per share to new investors................................$ .80
Percentage dilution................................................ 80%






               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with     International
    's Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW

    International      was organized on December 30, 1997, and has not yet
commenced operations.      International      is engaged in the business of
hazardous waste disposal.     International     's common stock is not listed
on any recognized exchange or quoted on any quotation medium.  There can be
no guarantee      that its common stock will ever develop a market.

PLAN OF OPERATIONS-IN GENERAL

    International      is a development stage corporation, which has not yet
begun its planned operations of engaging in the business of toxic waste
disposal.     International     's plan is     to construct a portable waste
disposal system which uses intense heat to convert  hazardous waste into
harmless matter and hot gases.          International      has financed its
operations to date through the sale of its securities.     International     's
first phase of its plan of operations is     to construct the system and put it
into operation.  This first phase depends upon us raising at least $300,000 from this offering for the cost to construct the system.  If International is not successful in raising enough cash from this  offering to construct the system, it will not be able to operate. There can be no guarantee  that
International will be successful in raising any capital from this offering, which capital is essential to begin its plan of operations.

    International      has no current material commitments.     International
     will seek to raise capital as a cash reserve, but there can be     no
guarantee      that     International      will be successful in raising the
capital it needs through sales of its common stock.

    We contemplate research and development costs of $300,000 within the next
12 months. In addition tot he research and development costs, International expects to hire at least three additional employees necessary to operate the system on three shifts.

    International     's plan of operations over the next 12 months includes
the development of its customer base and the raising of capital to     complete
construction of its first  waste disposal system. After the funds have been raised, we will construct and put into operation our first system, a process
which management believes will take approximately 6 months.       There can be
    no guarantee      that     International      will be able to begin these
operations.






    If International is successful in raising more than the $500,000 its expects to require to fund its operations in the first twelve months, we will begin the second phase of operations, which is to construct and put into operation an additional system at an additional cost of approximately $250,000-
$300,000. We expect to generate our first revenues after the first system is put into operation, which we predict will be approximately 12 months after the closing of this offering.

    There can be no guarantee that International will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements.  International will need a minimum of $500,000 to satisfy its cash requirements for the next 12 months.  International will not be able to
operate if it does not obtain equity financing. International      will achieve
liquidity within the next twelve months. We have generated no revenue since inception, and are  still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock.

    If we are unsuccessful in raising sufficient funds from this offering to fund our plan of operations, we will seek private capital or borrow from our principals to fund our plan of operations.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements.
International     's expectation of results and other forward-looking
statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

During the next twelve months,     International      plans to satisfy its cash
requirements by additional equity financing. This will be in the form of private placements of restricted common stock.

                                  BUSINESS

IN GENERAL -     International

    International      will seek to raise equity capital by private placements
or registered offerings of its common stock to enable     International      to
    construct a portable waste disposal system called a "Pyrolysis Thermal
Conversion Systems," which is a system  which uses intense heat to destroy most forms of solid waste and industrial waste.  The process converts hazardous waste to harmless matter and hot exhaust gases.

International intends to contract with local municipalities and private companies in the oil production business to dispose of their toxic waste on the client's site.





    THE SYSTEM

The system is a solid waste treatment system that converts heat to energy which reduces waste materials to a small fraction of their original volume up to 95%. Waste is reduced to a sterile ash composed mostly of carbon, a non-
metallic element found in all living things, and metals are transformed to
non-leakable    , oxidized metals that meets EPA guidelines. The system will
process solid wastes,     sludge, which is a heavy, slimy material    ,
herbicides rubber,     chlorine compounds, plastics, wood and paper products.


    The system's specifications are proprietary.  It is about the size of a moving van, and is mounted on a portable chassis with wheels, which may be hauled by a medium-sized truck, to be transported to any customer's location.
It uses any 220/440 volt standard electrical supply power.  The life cycle of the system is estimated at 25 years; although this estimate cannot be supported
by any data, as the system has not yet been constructed.    The thermal
conversion process used by the system is the only non-incineration process which we believe has been proved successful to reduce the volume of waste, while at the same time, rendering the waste harmless.  The sterile ash produced by the system contains no hazardous residue, and can be disposed of in any landfill.

THE MARKET

U.S. Manufacturers spent more than $6 billion in waste cleanup operations in 1995. Dollar estimates vary concerning global demand for pollution control, waste disposal, and remedial cleanup goods and services, ranging from $200 billion to $300 billion.

The advanced industrial economies of the United States, Canada, Western Europe,
Japan, Australia, and New Zealand, make up 80% or more of the global demand and will account for most of the market of the next 10 to 15 years. The wast Asian area, already a significant market for some environmental technologies, could emerge as a major new market for a full range of technologies. China, South
Korea, Taiwan, and Thailand are among the rapidly expanding Asian economies.

The waste industry is a multi-billion dollar industry comprised mainly of trucks hauling waste to landfills which are rapidly filling up and subject to leaking. The trend is to create technology to treat and or destroy or convert waste to usable by-products. The BalPac a system which converts heat to energy addresses this trend.

Current hazardous and toxic waste treatment systems are limited. To date, the handling of waste has essentially been limited to incineration, landfills, and shipping offshore. Trasporters ship waste materials to the Midwest or to the East Coast for permanent storage or incineration. This is an expensive process requiring hundreds and sometimes thousands of dollars per ton in overall disposal costs. There are several hundred tons of various waste materials produced daily in Southern California. The market throughout the USA and the world is large. Every business generates municipal sold waste daily. Landfills are closing.





    International      intends to focus on the hazardous waste portion of the
industry. Initially,     International      will focus its efforts throughout
Canada and the Western United States,     but, if successful in this market,
will seek to expand its operations internationally.

Source of Information: Wall Street Journal, June, 1996

    SERVICES

Current hazardous and hazardous waste treatment systems are extremely limited.
To date, the handling of waste has essentially been limited to incineration, landfills, and shipping offshore. The

    pyrolysis system     is a mobile
machine, which     will convert      hazardous waste to harmless by products by
oxidation and temperatures between 1000 and 1800 degrees Fahrenheit by
continuous feed.     The pyrolysis system has not yet been constructed by
International, so the description of the system and the services to be provided by us are services we hope to be able to provide.

Transporters in the United States ship waste materials to the Midwest or East
Coast for permanent storage or incineration. This is an expensive process requiring hundreds and sometimes thousands of dollars per ton in overall costs.
The "tipping fees" charged to permanently destroy the waste materials and heavily insured shipping fees are the major cost components in this process.

    International hopes to contract with customers to provide them with our mobile waste disposal services on their business premises.

MARKETING

    International     's strategic focus is responsive to three markets,
consisting of licensing systems, joint ventures with major environmental firms and licensing, on a royalty basis, to environmental consulting firms.

Contract Operations

    International     's contract operations are targeted to three markets;
municipalities, oil companies and refineries, and other waste generators.
Contract operations describe work to be done based on contracts with customers which we hope to obtain. Some of our potential contract customers are as follows:

     -    California municipalities must conform to Assembly Bill 939, whereby
50% of all municipal sold wastes must be recycled by January 1, 2000.
International      will communicate directly with various cities' management in order to negotiate potential contracts.

     - Oil companies and refineries must avail themselves of cost effective technology to clean up their wastes and conform to new regulations. BalPac system waste processing can eliminate long term (30 year) contingent liability for wastes currently "parked" in landfills which may be or are leaking.



     - Waste generators, such as utilities, must comply with strict government regulations to dispose of the hazardous wastes and hazardous after-products of their operations.

Joint ventures

    International      will market its services to major consulting and
construction firms for specific on-site cleanup operations.      As opposed to
contract operations, these operations are those which International hopes to engage with an existing environmental waste treatment company who already has a contract with a municipality, oil company or other waste generator, in exchange for a cost and profit sharing arrangement.

Licensing

    Licensing is operations we hope to have, where we will license other companies to obtain hazardous clean up work and refer that work to
International, in exchange for a commission or royalty.      Licensing will be
pursued and considered with well capitalized companies in the waste disposal business.

PROPERTY

    International      currently owns no property,     except for the domain
name and web site located at www.internationaltechcorp.org.

PATENTS

    International      holds no patents for any products.     International
     will provide a disposal service for its customers     using a system which
it has designed and hopes to construct from the proceeds of this offering.  It owns the web site and domain name of www.internationaltechcorp.org.

COMPETITION

The hazardous waste disposal business is dominated by several large companies, such as Browning-Ferris and Waste Management, Inc., who operate large waste disposal landfills. These and other companies with financial resources greater
than     International     , provide waste disposal services and are in a
greater position to
capture     International     's intended market.     We will compete with
these large companies, other smalled landfill operations, and companies such as
Balboa Pacific, who have constructed a similar, mobile hazardous waste disposal system. All of our competitors are superior in financial strength as expertise.










GOVERNMENT REGULATION

 General - Potential Adverse Effect of Government Regulations

    International     's principal business activities are subject to extensive
and evolving federal, state, local and foreign environmental, health, safety, and transportation laws and regulations. These regulations are administered by the EPA in the United States, various other federal, state, and local environmental, zoning, health, and safety agencies in the United States.

Generally, the regulatory process requires     International     , and other
companies in the
industry, to obtain and retain numerous governmental permits to conduct various aspects of its operations, any of which may be subject to revocation, modification or denial.

    There are no current regulations in the United States or Canada which require government approval for the construction or use of our system. The description of potential


Federal, state, local and foreign governments have, from time to time, proposed or adopted other types of laws, regulations, or initiatives with respect to the environmental services industry, including laws, regulations, and initiatives to ban or restrict the international, interstate, or intrastate shipment of wastes, impose higher taxes on out-of-state waste shipments than on in-state shipments, limit the types of wastes that may be disposed of at existing landfills, mandate waste minimization initiatives, require recycling and yard waste composting, reclassify certain categories of nonhazardous waste as hazardous, and regulate disposal facilities as public utilities. Congress has, from time to time, considered legislation that would enable or facilitate such bans, restrictions, taxes, and regulations, many of which could adversely
affect the demand for     International     's services. Similar types of laws,
regulations, and initiatives have also, from time to time, been proposed or
adjusted in other jurisdictions in which     International      operates.
International      makes a continuing effort to anticipate regulatory,
political, and legal developments that might affect its operations, but it is not always able to do so. International cannot predict the extent to which any legislation or regulation that may be enacted, amended, repealed, reinterpreted, or enforced in the future may affect its operations. Such
actions could adversely affect     International     's operations or impact
    International     's future financial condition or earnings.

Governmental authorities have the power to enforce compliance with regulations and permit conditions and to obtain injunctions or impose fines in case of
violations. During the ordinary course of its operations,     International
     may, from time to time, receive citations or notices from such authorities that a facility is not in full compliance with applicable environmental or health and safety regulations. Upon receipt of such citations or notices,
International      will work with the authorities to address their concerns.
Failure to correct the problems to the satisfaction of the authorities could lead to monetary penalties, curtailed operations, jail terms, facility closure, or an inability to obtain permits for additional sites.

EMPLOYEES

    International      presently employs three employees, the officers of
International     , who each devote their full time efforts to
International     .

MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of     International      serve until the
next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of
International      are as follows:

Name                            Age                   Position
----------------                ---              ------------------
Roy Nelson                      82               President, Director

Jay Starling                    52               Director

Edward E. Nelson                90               Chief Financial Officer,
                                                 Secretary, Director

Roy Nelson. Mr. Nelson is the President and Director of     International     ,
and has acted in such capacity since its inception. For the past seven years,
Mr. Nelson has operated his own consulting firm, specializing in consulting to
start up and development stage companies,     which services included sales,
arketing, personnel, organization structure, and finace.  During his time as a consultant, he was a a management consultant for U.S. Environmental Group from
1993 through 1997.      Mr. Nelson's career began with General Motors'
management, and followed by founding U.S. Waste Group and American Electric
Company, which he was Chairman of for 12 years. Mr. Nelson is the brother of
Secretary and Chief Financial Officer, Edward E. Nelson.      mr. Nelson will
dedicate his full time efforts to International.

Edward E. Nelson. Mr. Nelson is the Secretary, Chief Financial Officer and
Director of     International     , and has acted in that capacity since
inception. He is also the Chief Financial Officer and Director of
Edufungames.com, since its inception in March, 2000. Since 1976, he has acted
as     an independent      Mortgage banker and Consultant. From 1970 through
1976, he served as President of Coast Bank, Long Beach, California. From 1963
through 1970, he served as President of Charter Bank, Culver City, California.
From 1958 through 1963, he was the President of People's Bank in Beverly Hills,
California, and from 1936 through 1958, he was employed in various management positions at Bank of America. He is a graduate of the School of Banking at
Rutgers University. Mr. Nelson is the brother of President and C.E.O. Roy
Nelson.      Mr. Nelson will dedicate his part time efforts to  International




 Jay D. Starling. Mr. Starling is a Director of     International, since its
inception. From 1993 to 2000,      he was President of Environmental
Technologies, a Balboa Pacific Corporation division. In 1992, he coordinated superfund and other environmental programs for RAND Corporation's Institute for
Civil Justice. From 1989 to 1992 he was the Director of Environmental Issues
for ARCO. From 1983 through 1989, he served as Manager of Business Development,
International Marketing and Project Administration for ARCO Solar, Inc. Prior
to 1983, Mr. Starling served as Manager of External Affairs and Marketing
Manager for Aqueonics, an ARCO Division. He also served as the Managing Partner of Loucks, Thompson and Starling, Inc. From 1976 through 1980, was consultant to the U.S. Dept. Of Energy from 1979 to 1980, a consultant to the U.S.
Environmental Protection Agency from 1977 through 1990, and Director of the
U.S. House of Representatives Research Committee from 1973 through 1976. Mr.
Starling holds a B.A. in Political Science from UC Berkeley, 1968, an M.P.A. UC
Berkeley, 1969, and a Ph.D. Management and Policy Analysis, UC  Berkeley, 1973.
    Mr. Starling will dedicate his full time efforts to International.

EXECUTIVE COMPENSATION

    International      has made no provisions for cash compensation to its
officers and directors.     International     's management received 2,960,000
shares or restricted stock,     valued at one cent per share,      as a
retainer for future services and in exchange for     International     's
business plan. These 2,960,000 shares have been accepted as full compensation for management's services for the first year of operation. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

EMPLOYMENT AGREEMENTS

    International      has not entered into any employment agreements with any
of its employees, and employment arrangements are all subject to the discretion
of     International     's board of directors.

PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership
of     International     's common stock as of August 31, 2000, by (I) each
person known by     International      to be the beneficial owner of more than
5% of the outstanding shares of Common Stock, (ii) each director of
International     , (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.










                                       Shares          Percent     Percent      Percent
                                       Beneficially    Before      After        if 500,00
Name and Address of Beneficial Owner   Owned           offering    offering     shares sold
------------------------------------   ------------    --------    --------     -----------

Roy Nelson                      2,860,000           96.66%        58%              85%
341 Promontory Dr.
Newport Beach, CA 92660

Jay Starling                       50,000             1.6%         1%            1.48%
Box 10845
Beverly Hills, CA 90213

Edward Nelson                      50,000             1.7%         1%            1.48%
Box 10845
Beverly Hills, CA 90213

Officers and Directors          2,960,000           98.66%       60%            88.09%
as a Group
----------------------
CERTAIN TRANSACTIONS

In connection with organizing     International     , on December 31, 1997, Roy Nelson, Jay Starling
and Edward Nelson were issued 2,960,000 shares of restricted common stock in exchange for services,
and the business plan of     International     , pursuant to Section 4(2) of the Securities Act of
1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405** promulgated under the Securities Act of 1933, Roy Nelson, Jay
Starling and Edward Nelson may be deemed to be promoters of     International     . No other persons
are known to Management that would be deemed to be promoters.

On March 1, 2000,     International      issued 40,000 shares of its common stock to Kenneth G. Eade,
counsel to     International     , pursuant to Section 4(2) of the Securities Act of 1933, in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had access to all corporate information.

DESCRIPTION OF SECURITIES

The authorized capital stock of     International      consists of 30,000,000
shares of Common Stock, $.001 par value per share. Upon consummation of this offering, there will be outstanding 5,000,000 shares of common stock.

Common stock

    There is no public trading market for International's stock and a market may never develop.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock
and Preferred Stock can elect all of     International     's directors. The
Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon
liquidation.     There are currently four shareholders of record of
International's common stock. To date, International has paid no dividends on its common stock, and intends, for the near future, not to pay dividends, but,
instead, to retain any earnings to finance future growth.       All outstanding
shares of common stock are, and the common stock offered hereby, upon issuance and sale, will be, fully paid and nonassessable.

PENNY STOCK STATUS

If and when it creates a market for its common stock,     International     's
common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks.

In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may
have a deleterious effect on the market for     International     's stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the common stock is American Registrar & Transfer Co., 342 E. 900 South, P.O. Box 1798, Salt Lake City, Utah 84110.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering,     International      will have 5,000,000
shares of Common Stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with
International     ), will be subject to the limitations of Rule 144 promulgated
under the Securities Act.     At the completion of this offering, 3 million
shares will be eligible for sale under Rule 144.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may
be deemed affiliates of     International     , may sell restricted securities
in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of
International      without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for     International
    's shares of common stock. However,     International     's market maker,
National Capital, has indicated that, upon successful completion of this offering, it will file an application under Rule 15c-211 for a quotation of
International     's securities on the Bulletin Board. There can be     no
guarantee      that the application will be granted or that     International
    's securities will be quoted on any quotation medium or service. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

PLAN OF DISTRIBUTION

The shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self
underwritten by     International     , which offers the shares directly to
investors through officer,     Roy Nelson     , who will,     pursuant to SEC
Rule 314-1,      offer the shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct
mail to investors who have indicated an interest in     International     . The
offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the shares shall terminate 12 months after the date of this prospectus.

    International      reserves the right to reject any subscription in whole
or in part, or to allot to any prospective investor less than the number of shares subscribed for by such investor.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for
International      by Kenneth G. Eade, Santa Barbara, California.

EXPERTS

The Financial Statements of     International      as of December 31, 2000
included in this Prospectus and elsewhere in the Registration Statement have been audited by Roger G. Castro, independent public accountant for
International     , as set forth in his reports thereon appearing elsewhere
herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

    International      has filed with the Securities and Exchange Commission
("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities.

This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

    International      will furnish to its shareholders annual reports
containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

[CAPTION]
REPORT OF INDEPENDENT AUDITOR

To the Shareholders and Board of Directors
INTERNATIONAL TECH CORP.

I have audited the accompanying balance sheet of INTERNATIONAL TECH CORP. (A Development Stage Company) as of December 31, 2000, and the related statements of income, stockholders' equity, and cash flows for the six months ended August 1, 2000 and for the period December 30, 1997 (inception) through December 31,
2000. These financial statements are the responsibility of     International
    's management. Our responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Tech, Corp. at December 31, 2000, and the results of operations and cash flows for six months then ended and for the period December 30, 1997 (inception) through August 1, 2000, in conformity with generally accepted accounting principles.

Oxnard, California

Rogelio G. Castro
-------------------
Rogelio G. Castro

March 15, 2001

[CAPTION]
                            International Tech Corp.
                         (A Development Stage Company)
                                 Balance sheet
                           As of  December 31, 2000

ASSETS

Current Assets:

  Cash                                          $2,500
                                                -------
    Total Current Assets                         2,500
                                                -------

TOTAL ASSETS                                    $2,500
                                                 =====
LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:
     Advances from officer                      $2,500
                                                -------
    Total Current Liabilities                   $2,500
                                                -------
Stockholders' Equity:
  common stocks , $.001 par value
    Authorized shares-30,000,000
    Issued and outstanding shares 3,000,000     $3,000
    Deficit accumulated during development      -------
    stage                                       (3,000)
                                                -------
      Total Stockholders' Equity                   -
                                                -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $2,500

[CAPTION]
International Tech Corp.
(A Development Stage Company)
Statement of Operations
For the eight months ended December 31, 2000
For the period December 30, 1997 (inception) through December 31, 2000


                             Current              Cumulative
                             Period               During
                             December 31, 2000    Development Stage
                             --------------       -----------------
Income                         $     -             $    -
                             --------------       -----------------
      Total  Income                  -                  -
                              -------------       ----------
Operating Expenses                   -                  -
   General and
   Administrative Expenses           -                 3,000
                              -------------       ----------

      Total Expenses                 -                 3,000
                              -------------       ----------
Net income (loss)             $      -             $  (3,000)
                              ==============      ==========

[CAPTION]
                            International Tech Corp.
                         (a Development Stage Company)
                            Statements of Cash Flows
              For the eight months ended December 31, 2000 , and
    For the period December 30, 1997  (inception) through December 31, 2000

                                                                Cumulative
                                        Current                 During
                                        Period                  Development
                                        December 31, 2000          Stage
                                        --------------          -----------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                    $-            $  (3,000)

  Adjustments to reconcile net loss to
      net cash used by operating activities:
      Stock issued for services                -            3,000
                                        --------------          -----------
NET CASH USED BY OPERATING ACTIVITIES          -               -
                                        --------------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES

   Advances from officer                      2,500             2,500
                                        --------------          -----------

NET CASH PROVIDED  BY FINANCING ACTIVITIES    2,500             2,500
                                        --------------          -----------
INCREASE (DECREASE) IN CASH                   2,500             2,500
BEGINNING CASH                                   -                  -
                                        --------------          -----------
ENDING CASH                                  $2,500            $2,500
                                        ==============          ===========
NON CASH DISCLOSURES
3,000,000 shares issued for services         $3,000            $3,000
                                        ==============          ===========



International Tech Corp.
(A Development Stage Company)
Statement of Stockholders' Equity
For the period  February 24, 2000 (inception)
through December 31, 2000
                                        Number                                     Deficit
                                        of                Common         Paid      Accumulated
                                        shares            Stock          in        During
                                        Outstanding       at Par Value   Capital   Development Stage
                                        -----------       ------------   -------   -----------------
Stock issued for cash                   2,960,000              $2,960

Stock issued for services                  40,000                  40
Net loss - December 31, 2000                                                                 (500)
                                        -----------       ------------   -------   -----------------
                                        3,000,000               3,000




[CAPTION]
INTERNATIONAL TECH CORP.
(A Development Stage Company)
Notes to Financial Statements

[PUT THE FISCAL YEAR IN THE NOTES]

NOTE 1.    Description of the Business and Summary of Significant Accounting
           Policies

Description of the Business

    International      was incorporated under the laws of the state Nevada on
December 30, 1997. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized
under the General Corporation Law of the State of Nevada.     International
     has been in the development stage since December 30, 1997. Planned principal operations have yet not commenced.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

    International      uses the accrual method of accounting.

Revenues and directly related expenses are recognized in the period when the goods are shipped to the customers.

    International      considers all short term, highly liquid investments that
are readily
convertible, within three months, to known amounts as cash equivalents.
International      currently has no cash equivalents.

Primary Earnings Per Share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements. Fully Diluted Earnings Per shares shall be shown on stock options and other convertible issues that may be exercised within ten years of the financial statement dates.

Depreciation; The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related assets or the estimated lives of the assets. Depreciation is computed on the straight-line method for reporting purposes and for tax purposes.

Estimates; The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates

NOTE 2   RELATED PARTY TRANSACTIONS

    International      received cash advances from officer, who is also a
shareholder of     International     . Amount is due upon demand.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS offering OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY     INTERNATIONAL      OR BY THE UNDERWRITERS. THIS PROSPECTUS
DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------
                             TABLE OF CONTENTS

                                                             PAGE
                                                           ---------


Prospectus Summary....................................        1
Risk Factors..........................................        3
               International      is a development stage
           company with no operating history..........        3
           Intense competition........................        3
           Terms of offering-no minimum contingency...        4
           Related party transactions and possible
           conflicts of interest......................        4
           Dilution...................................        4
           New industry; uncertainty of market acceptance..   4
           Federal Import Tax.........................        5
Use of Proceeds.......................................        5
Dividend Policy.......................................        5
Price Range of Securities.............................        6
Capitalization........................................        6
Dilution..............................................        6
Selected Financial Data...............................        7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................              8
Business........................................              8
Management......................................             12
Certain Transactions............................             13

Principal Stockholders..........................             13
Description of Securities.......................             14
shares Eligible for Future Sale.................             15
Underwriting....................................             15
Legal Matters...................................             15
Experts.........................................             16
Index to Financial Statements...................             16





                          International Tech. Corp.
                       2,000,000 shares of common stock

                                -------------

                                 PROSPECTUS

                                -------------

                              ______________, 2001

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    NRS 78.751 provides that International may provide in its articles of incorporation, by laws or by agreement, to indemnify International's officers and directors and affects their liability in that capacity, for any and all costs incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. International's By- Laws substantively provide that International indemnify its officers, directors, employees and agents to the fullest extent permitted by NRS 78.751.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...........................................  $1,280
Printing and engraving expenses................................  $  400
Accounting fees and expenses...................................  $1,000
Legal fees and expenses (other than Blue Sky)..................  $2,000
Blue sky fees and expenses (including legal and filing fees)...  $1,000
Miscellaneous..................................................  $  180
                                                                 ----------
    Total......................................................  $5,500
                                                                 ----------
                                                                 ----------
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by     International      within the past
three
years and were not registered under the Securities Act.

In connection with organizing     International     ,  on July 8, 1997, Roy
Nelson, Jay Starling and Edward Nelson were issued 2,960,000 shares of restricted common stock in exchange for services, and the business plan of
International     , pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Roy Nelson, Jay Starling and Edward Nelson may be
deemed to be promoters of     International     .  No other persons are known
to Management that would be deemed to be promoters.

On March 1, 2000,     International      issued 40,000 shares of its common
stock to Kenneth G. Eade, counsel to     International     , pursuant to
Section 4(2) of the Securities Act of 1933, in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had access to all corporate information.

ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

       3.1                    Articles of Incorporation
       3.2                    Amendment to Articles of Incorporation
       3.4                    By-Laws
       4.1                    Form of common stock Certificate
       5.1                    Opinion of Kenneth G. Eade, Attorney at Law
                             (including  consent)

       6.1                    Specimen of Stock Certificate
      23.1                    Consent of Independent Accountant
      23.2                    Consent of Kenneth G. Eade(filed as part of
                              Exhibit 5.1)
                            ------------------------

ITEM 28. UNDERTAKINGS.

    The undersigned Company hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

    (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Act") may be permitted to directors, officers and controlling
persons of     International      pursuant to the provisions referred to under
Item 24 of this Registration Statement, or otherwise,     International
has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other
than the payment by     International      of expenses incurred or paid by a
director, officer or a controlling person of     International      in the
successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, International will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of
prospectus filed by     International      under Rule 424(b)(1), or (4), or
497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                      II-6

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on March 26, 2001.


SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

     International Tech. Corp.

           Roy Nelson
 By________________________________
 ROY NELSON, President and Director
 Date:       March 26, 2001


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Roy Nelson
-------------------------------
 ROY NELSON, President/Director
 Date: March 26, 2001

/s/ Edward Nelson
-------------------------------
EDWARD NELSON, Chief Financial
Officer and Director

Date: March 26, 2001


[CAPTION]
Exhibit 3(a)
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
ARTICLES OF INCORPORATION
DECEMBER 30, 1997

DEAN HELLER
SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF International Tech. Corp.

The undersigned incorporator, for the purpose of forming a corporation (hereinafter referred to as the "Corporation") under the General Corporation Law of the State of Nevada (Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof), does hereby adopt the following Articles of Incorporation.

           Article I. The name of the corporation (hereainfter called the "Corporation") is: International Tech. Corp.

           Article II. The name of the corporation's registered agent in the State of Nevada is National Registered Agents, Inc. Or NV, and the street address of the said resident agent where process may be served is 400 West King Street, Carson City 89703.

           Article III. The number of shares the corporation is authorized to issue is Thirty Million (30,000,000), all of which are of a par value of ($0.001) each and are classified as common stock.

           Article IV. No holder of any shares of the corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class which the corporation may issue or sell, whether or not such shares are exchangeable for any shares of the corporation of any other class or classes, and whether such shares are issued out of the number of shares authorized by the Articles of Incorporation of the corporation as originally filed, or by any amendment thereof, or out of shares of the corporation acquired by it after the issue thereof; nor shall any holder of any of the shares of the corporation, as such holder, have any right to purchase or subscribe for any obligations which the corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the corporation of any class or classes, or to which shall be attached or shall appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder thereof the right tot subscribe for, or purchase fro the corporation any shares or any class or classes.

           Article V. The governing board of the corporation shall be styled as "Director." The first Board of Directors shall consist of Three (3) members and their names and street addresses are as follows:

NAME                                         ADDRESS
----                                -------------------------
Roy Nelson                          341 Promontory Drive West
                                    Newport Beach, California 92660

Edward E. Nelson                    Box 10845, Beverly Hills, California 90213

Jay Starling                        Box 10845, Beverly Hills, California 90213

Article VI. The purposes for which the corporation is organized is to engage in any lawful act or activity for which a corporation may be organized pursuant to the General Corporation Law of the State of Nevada.

Article VII. The name and street address of the incorporator executing these Articles of Incorporation is as follows:

NAME                                         ADDRESS
----                                -------------------------

J. Paulsen                          2030 Main Street, Suite 1040
                                    Irvine, California 92614

Article VIII. The corporation shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, shall indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

Article IX: The period of duration of the corporation shall have perpetual.

Article X: The personal liability of all of the directors of the corporation is hereby eliminated to the fullest extent allowed as provided by the Nevada General Corporation Law, as the same may be supplemented and amended.

The undersigned incorporator has executed these Articles of Incorporation on December 29, 1997.

/s/  J. Paulsen
 -------------------
     J. Paulsen

STATE OF CALIFORNIA )
COUNTY OF ORANGE    ) ss.:

Before me, a Notary Public in and for said county and state, personally appeared J. Paulsen, who is known to me to be the same person who executed the foregoing Articles of Incorporation and duly acknowledged execution of the same. In witness whereof, I have hereunto subscribed my name and affixed my official seal, on December 29, 1997.

/s/ Vicky Rae Stump
-----------------
 Notary Public

[CAPTION]
EXHIBIT 3(b)
BY-LAWS OF International Tech. Corp.

ARTICLE I - OFFICES
The office of the Corporation shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time determine.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten per cent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

Section 3 - Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waives of notice of such meetings.

ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:

Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 5 - Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these by-laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The president shall be the chief executive officer of the Corporation.

ARTICLE V - shares OF STOCK

Section 1 - Certificate of Stock:
(a) The certificates representing the shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (I) the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in corporation to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgement of the Board of Directors, it is proper so to do.


Section 6 - Sureties and Bonds:

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, or such other person as the Board of Directors may authorize.

ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VII-FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII-CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX - AMENDMENTS
Section 1 - By Shareholders:

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Section 2 -By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

Section 3 - Transfers of shares:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, or less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

Section 13 - Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

ARTICLE X - INDEMNITY

(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer of employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

The undersigned incorporator certifies that he has adopted the foregoing by-laws as the first by-laws of the Corporation.

Dated: December 30, 1997


/s/ J. Paulsen
------------------------
J. Paulsen, Incorporator

[CAPTION]
Exhibit 4.1
SPECIMEN OF common stock CERTIFICATE

EXHIBIT
International Tech. Corp.

[________]NUMBER                                              shares[________]
                      INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                30,000,000 shares common stock AUTHORIZED, $.001 PAR VALUE


  common stock                                     CUSIP

       SEE REVERSE FOR CERTAIN

       DEFINITIONS
THIS CERTIFIES THAT

Is the RECORD HOLDER OF            shares OF FULLY PAID AND NON-ASSESSABLE
shares OF common stock OF INTERNATIONAL TECH. CORP. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE shares REPRESENTED HEREBY ARE SUBJECT TO THE LAWS OF THE STATE OF NEVADA, AND TO THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE CORPORATION, AS NOW OR HEREAFTER AMENDED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

Dated:

[SEAL OF International Tech. Corp.}

/s/ ROY NELSON                                          EDWARD E. NELSON
------------------------                            ---------------------
President                                                Secretary

                                 COUNTERSIGNED
                                 AMERICAN REGISTRAR & TRANSFER CO.
                                 342 E. 900 South
                                 P.O. Box 1798
                                 Salt Lake City, Utah 84110

                                 By:  Richard M. Day


The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common           UNIF GIFT MIN ACT - ____Custodian____
TEN ENT  - as tenants by the entireties                     (Cust)      (Minor)
JT TEN   - as joint tenants with right            under Uniform Gifts to Minors
           of survivorship and not as             Act ________________________
               tenants in common                                    (State)

Additional abbreviation may also be used though not in above list.

FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

__________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________
shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,   ---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

[CAPTION]
EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

October 20, 2000

Board of Directors
International Tech. Corp.
827 State Street, Suite 26
Santa Barbara, CA 93101

Re: International Tech. Corp.

Gentlemen:

The undersigned is counsel for International Tech. Corp.. I have been requested to render an opinion on the tradeability of the 2,000,000 shares of
    International      proposed to be sold pursuant the     International
    's Registration Statement on Form SB-2.  In rendering this opinion, I have
reviewed     International     's Registration on Form SB-2,     International
    's articles of incorporation and by laws and other corporate documents.
All representations made to me in     International      documents and by
company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

1.      International      is a corporation duly organized, validly existing
and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2.  That the shares of common stock to be issued by     International      have
been reserved and, when issued,     are     duly and properly approved by
International     's Board of Directors.

3.  That the shares of stock, when and as issued, will be     legally issued,
     fully paid and non- assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisidictions in which they will be sold.

I hereby consent to the use of this opinion in     International     's
Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

/s/ Kenneth G. Eade
---------------------
KENNETH G. EADE

[CAPTION]
EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANT
I hereby consent to the inclusion of the independent accountant's report dated October 19, 2000 and the related statements of income, stockholder's equity, and cash flows for the years then ended in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.


ROGER G. CASTRO
---------------------------
Roger G. Castro
Certified Public Accountant
Oxnard, California
October 20, 2000

EXHIBIT
[CAPTION]
SUBSCRIPTION AGREEMENT
International Tech. Corp.
341 Promontory Drive West
Newport Beach, CA 92660

Gentlemen:

The undersigned has     received      the matters set forth in your
prospectus dated ______________, 2001. The undersigned represents as set forth below and subscribes to purchase ________shares at $1.00 per Share, for
$_______________, subject to your acceptance of this subscription.   There is
no minimum contingency and proceeds may be utilized at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The state of California_____
The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated,P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code

_________________________
Tax ID Number_________________________
Telefax and Phone Numbers
_________________________
Social Security